10f-3 REPORT

Greenwich Street Series
Appreciation Portfolio

July 1, 2003 to December 31, 2003

Issuer: Citadel Broadcasting Corp
Trade Date: 7/31/2003
Selling Dealer: Goldman Sachs
Amount: 4,450.00
Price: 19.00
% Received by Fund: 0.02%
% of Issue (1): 1.39% A


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
A - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of   300,330.00


10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
Goldman Sachs & Co
Credit Suisse First Boston Corp

Co-Managers (s):
Bear Stearns & Co Inc
Citigroup
Deutsche Bank Securities Inc
JP Morgan
Merrill Lynch & Co
Wachovia Securities Inc

Selling Group:
AG Edwards & Sons Inc
Allen & Co
Banc of America Securities LLC
Scotia Capital Inc



Issuer: China Life Insurance Co.
Trade Date: 12/12/2003
Selling Dealer: CS First Boston
Amount: 352,000.00
Price: 18.68
% Received by Fund: 0.23%
% of Issue (1): 4.55% B


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.
B - Includes purchases by other affiliated mutual funds and discretionary
    accounts in the amount of   6,635,200.00



10f-3 Syndicate Reporting Supplement:
Joint / Lead Manager(s):
China International Capital Corp
Citigroup
Credit Suisse First Boston Corp
Deutsche Bank Securities Inc


Co-Managers (s):
China International Capital Corp
Lehman Brothers